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                                                                    EXHIBIT 99.4

                               USA NETWORKS, INC.

                                   USANi LLC
              OFFER TO EXCHANGE THEIR 6 3/4% SENIOR NOTES DUE 2005
       FOR ANY AND ALL OF THEIR OUTSTANDING 6 3/4% SENIOR NOTES DUE 2005

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
                 TIME, ON             , 1999, UNLESS EXTENDED.

To Our Clients:

     Enclosed for your consideration is a Prospectus, dated             , 1999
(as the same may be amended from time to time, the "Prospectus") and a Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by USA Networks, Inc. ("USAi") and USANi LLC ("USANi LLC" and, together with USAi, the "Issuers") to exchange their 6 3/4% Senior Notes due 2005 (the "Exchange Notes") for an equal principal amount of their outstanding 6 3/4% Senior Notes due 2005 (the "Outstanding Notes"), upon the terms and subject to the conditions set forth in the Prospectus and in the Letter of Transmittal. As set forth in the Prospectus, the terms of the Exchange Notes are substantially identical to the terms of the Outstanding Notes, except for certain transfer restrictions and registration and other rights relating to exchange of the Outstanding Notes for Exchange Notes. See "The Exchange Offer" in the Prospectus. Outstanding Notes may be tendered only in integral multiples of $1,000.

     These materials are being forwarded to you as the beneficial owner of Outstanding Notes held by us for your account or benefit but not registered in your name. AN EXCHANGE OF ANY OUTSTANDING NOTES MAY ONLY BE MADE BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR INFORMATIONAL PURPOSES ONLY AND MAY NOT BE USED BY YOU TO EXCHANGE NOTES HELD BY US FOR YOUR ACCOUNT OR BENEFIT.

     Accordingly, we request instructions as to whether you wish us to exchange any or all Outstanding Notes held by us for your account or benefit, pursuant to the terms and conditions set forth in the Prospectus and the Letter of Transmittal. We urge you to read carefully the Prospectus and the Letter of Transmittal before instructing us to exchange your Outstanding Notes.

     Your attention is directed to the following:

          1. The Exchange Offer is for the exchange of $1,000 principal amount of Exchange Notes for each $1,000 principal amount of Outstanding Notes, of which $500,000,000 aggregate principal amount was outstanding as of
                 , 1999. The terms of the Exchange Notes are substantially identical to the terms of the Outstanding Notes, except for certain transfer restrictions and registration and other rights relating to the exchange of the Outstanding Notes for Exchange Notes.

          2. THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CONDITIONS. SEE "THE EXCHANGE OFFER -- CONDITIONS" IN THE PROSPECTUS.

          3. The Exchange Offer and withdrawal rights will expire at 5:00 p.m.,
     New York City time, on             , 1999, unless extended. Any Outstanding
     Notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Exchange Offer expires.

          4. Any transfer taxes incident to the transfer of Outstanding Notes from the tendering holder to the Company will be paid by the Company, except as otherwise provided in the Prospectus and the Letter of Transmittal.

     If you wish us to exchange any or all of your Outstanding Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instructions on the back of this letter. An envelope to return your instructions to us is enclosed. IF YOU DO NOT INSTRUCT US TO TENDER YOUR OUTSTANDING NOTES, THEY WILL NOT BE TENDERED. Unless a specific contrary instruction is given in the space provided, your signature(s) on the instructions shall constitute an instruction to us to tender all the Outstanding Notes held by us for your account.

     The Exchange Offer is not being made to, nor will exchanges be accepted from or on behalf of, holders of Outstanding Notes residing in any jurisdiction in which the making of the Exchange Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.
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                          INSTRUCTIONS WITH RESPECT TO

                               THE EXCHANGE OFFER

     The undersigned hereby acknowledges receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by USA Networks, Inc. and USANi LLC with respect to their Outstanding Notes.

     This will instruct you, as to the action to be taken by you relating to the Exchange Offer with respect to the Outstanding Notes held by you for the account of the undersigned.

     The aggregate face amount of the Outstanding Notes held by you for the account of the undersigned is (fill in amount):

     $          of the 6 3/4% Senior Notes due 2005.

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

        [ ] To TENDER the following Outstanding Notes held by you for the account of the undersigned (insert principal amount of Outstanding Notes to be tendered*, if any):

          $          of the 6 3/4% Senior Notes due 2005.

          * The minimum permitted tender is $1,000 in principal amount of Outstanding Notes. All tenders must be in integral multiples of $1,000 of principal amount.

        [ ] NOT to TENDER any Outstanding Notes held by you for the account of the undersigned.

     If the undersigned instructs you to tender the Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized
(a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of Outstanding Notes; (b) to make such agreements, representations and warranties on behalf of the undersigned, as are set forth in the Letter of Transmittal; and (c) to take such other action as may be necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Outstanding Notes.

     Unless a specific contrary instruction is given in the space provided, the undersigned's signature hereon shall constitute an instruction to you to tender all the Outstanding Notes held by you for the account of the undersigned.

                                   SIGN HERE

Name of Beneficial Owner(s):
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Signature(s):
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Name(s) (please print):
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Address:
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Telephone Number:
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Taxpayer Identification or Social Security Number:
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Date:
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